UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2017 (March 31, 2017)

COMMUNITY HEALTHCARE TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-37401	46-5212033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067
(Address of principal executive offices) (Zip Code)

(615) 771-3052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The information required in this Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On March 31, 2017, Community Healthcare Trust Incorporated (the “Company”), through its operating partnership, Community Healthcare OP, LP, entered into two separate interest rate swap agreements with SunTrust Robinson Humphrey Inc. and Fifth Third Bank to fix the interest rates on its 7-year and 5-year term loans, respectively, included in its Second Amended and Restated Credit Agreement. Each of the swaps have notional amounts of $30.0 million and fixed LIBOR at 4.147% for the 5-year term loan and 4.535% for the 7-year term loan, depending on the Company's leverage, through the maturity date of each respective term loan.
The summary of the interest rate swap agreements contained herein does not purport to be complete and in qualified in its entirety by reference to the full text of the interest rate swap agreements that will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Item 8.01    Other Events

On April 3, 2017, the Company issued a press release updating its recent investment activities.

The Company has prepared an investor presentation, dated April 2017, that is expected to be used in meetings with current and potential investors. A copy of this presentation is available on the Company's website (www.chct.reit).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated April 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

	By:	/s/ W. Page Barnes W. Page Barnes Executive Vice President and Chief Financial Officer
Date: April 3, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 3, 2017

4